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                                                                     EXHIBIT 8.1


               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

                               September 12, 2002

Capital One Funding, LLC
140 East Shore Drive, Room 1048
Glen Allen, Virginia 23059

Re:      Capital One Multi-asset Execution Trust
         Capital One Master Trust
         Capital One Funding LLC
         Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Capital One Funding, LLC, a Virginia limited liability company, in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of notes (collectively, the "Notes"), each such Series of Notes representing obligations of the Capital One Multi-asset Execution Trust (the "Trust"). Each Series of Notes will be issued pursuant to an Indenture (the "Master Indenture"), as supplemented by an Asset Pool Supplement relating to each pool of assets (each, an "Asset Pool Supplement") and an Indenture Supplement relating to such Series (each, an "Indenture Supplement" and, in each such case, together with the Asset Pool Supplement and the Master Indenture, the "Indenture"), in each case between the Trust and The Bank of New York, as Indenture Trustee.

         We hereby confirm that the statements set forth in the prospectus supplement (the "Prospectus Supplement") and the prospectus (the "Prospectus") relating to the Notes forming a part of the Registration Statement under the headings "Prospectus Supplement Summary - Federal Income Tax Consequences" in the Prospectus Supplement and "Prospectus Summary - Tax Status" and "Federal Income Tax Consequences" in the Prospectus, which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby adopt and confirm the opinions set forth therein.

         The above-referenced description of federal income tax consequences and opinions does not relate to any transaction which requires modification of such description and opinions in the context of such transaction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Prospectus Supplement Summary - Federal Income Tax Consequences" in the Prospectus Supplement and "Legal Matters," "Prospectus Summary - Tax Status" and "Federal Income Tax

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Capital One Funding, LLC
September 12, 2002
Page 2


Consequences" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,


                                          /S/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                          ORRICK, HERRINGTON & SUTCLIFFE LLP